UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15289	22-2795073
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Diplomat Drive Farmers Branch, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 484-9484

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated March 15, 2010, by and among Sage Parent Company, Inc., a Delaware corporation (“Parent”), Sage Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and Sport Supply Group, Inc. (the “Company”) providing for the merger (the “Merger”) of Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent, the Company was permitted to solicit and encourage takeover proposals from third parties for a “go-shop” period of 30 days after March 15, 2010, which “go-shop” period could be extended under certain conditions for 15 additional days if a third party submitted a bona fide written takeover proposal to the Company before the end of such 30-day period. Since no person submitted a bona fide written takeover proposal to the Company prior to today, the “go-shop” period permitted by the Merger Agreement has ended.

During the “go-shop” period, 97 separate parties were contacted to discuss their interest in making a proposal to acquire the Company, including 27 strategic buyers and 70 financial buyers. Of such 97 parties contacted, 13 entered into confidentiality agreements and conducted some degree of due diligence regarding the Company.  In three cases, the interested parties conducted in-person meetings with the Company’s management team (including, in some cases, meeting with the chairman of the special committee of the Company’s board of directors).

Pursuant to the terms of the Merger Agreement, because no person has submitted a bona fide written takeover proposal prior to the end of the “go-shop” period, the Company has discontinued discussions with all of the parties that were contacted during the “go-shop” period and the Company is now subject to certain “no-shop” restrictions on its ability to solicit takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals, all on terms as set forth in the Merger Agreement.

The Company is continuing to work with ONCAP Investment Partners II L.P. to complete the Merger in a timely manner, subject to satisfaction of the conditions set forth in the Merger Agreement.

The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, dated March 17, 2010, and as Annex A to the Company’s Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”) filed with the Securities and Exchange Commission on April 12, 2010.

Information Regarding the Solicitation of Proxies

In connection with the Merger, the Company filed the Preliminary Proxy Statement and a Schedule 13E-3 on April 12, 2010, and will file a definitive proxy statement and other related materials with the SEC at a later date. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT, THE SCHEDULE 13E-3 AND THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE), ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.  Investors may obtain free copies of the Preliminary Proxy Statement and the Schedule 13E-3 (and the definitive proxy statement and other related materials when they become available) as well as other filed documents containing information about Sport Supply Group at http://www.sec.gov, the SEC’s free internet site.  Free copies of the Company’s SEC filings including the Preliminary Proxy Statement and the Schedule 13E-3 are also available on the Company’s internet site at http://www.sportsupplygroup.com/ under “Investors/SEC Filings.”

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information regarding the Company’s officers and directors is included in the Preliminary Proxy Statement filed with the SEC on April 12, 2010 under “Directors and Executive Officers of Sport Supply Group, The ONCAP Buying Group and The CBT Group.”  The Preliminary Proxy Statement also contains a description of the parties to the Merger and their direct or indirect interests in the Company under “Special Factors—Parties Involved in the Merger,” and “Security Ownership of Certain Beneficial Owners and Management,” respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT SUPPLY GROUP, INC.

Date: April 15, 2010	By:	/s/ John Pitts
	Name:	John E. Pitts
	Title:	Chief Financial Officer